UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2013

Players Network
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1771 E. Flamingo Rd #201-A Las Vegas, NV		89119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(702) 734-3457

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Standstill Agreement

With an effective date of December 3, 2013, based on the successful closing of an investment in excess of $150,000, Players Network (the “Company”, “Borrower”) entered into a Standstill Agreement on November 23, 2013, with JMJ Financial (the “Lender”) whereby the lender agreed not to convert any amount of the March 13, 2013 issued convertible promissory note (the “Note”) into common stock of the Borrower from the date of this Agreement through and including February 21, 2014 (the “Standstill Period”).

The Borrower and the Lender entered into a $445,000 Promissory Note dated March 13, 2013, of which net proceeds of $55,000 and $25,000 were drawn on March 13, 2013 and June 5, 2013, respectively, resulting in $86,000 of principal and original issue discounts currently outstanding.

The Lender may elect, by providing email notice to the Borrower, to terminate the Standstill Period prior to February 21, 2014 (i) at any time on or after December 16, 2013 if the Borrower has not obtained an investment of $150,000 of net cash to the Borrower from a single investor during the period starting on the date of this Agreement and ending on December 15, 2013, (ii) at any time if any other holder of a security or note issued by the Borrower converts any or all of their security or note into shares of common stock of the Borrower, or (iii) at any time if a breach of contract occurs or if an event of default occurs under the Note, whether or not such breach or event of default is cured or remedied.

Convertible Debt Satisfaction

On December 13, 2013, we used part of the December 4, 2013 securities purchase to pay a total of $50,000 in full satisfaction of a convertible note held by Asher Enterprises (“Asher Note #7”), consisting of $35,000 of principal, $1,675 of accrued interest and a prepayment penalty of $13,325. See Exhibit 10.3 - Payoff confirmation.

Previously, on November 26, 2013, we used part of a $50,000 advance on the December 4, 2013 securities purchase to pay a total of $45,071 in full satisfaction of a convertible note held by Asher Enterprises (“Asher Note #6”), consisting of $42,500 of principal and $2,571 of accrued interest. See Exhibit 10.2 - Payoff confirmation.

There remain two additional outstanding convertible notes in the total amount of $38,000 payable to Asher Enterprises with maturity dates ending May 1, 2014 and July 30, 2014. The Company intends to satisfy these notes in full during the next two quarters if proceeds are available from revenues or additional financing.

Amendment and Restatement to 2004 Non-Qualified Stock Option Plan

On December 16, 2013, our Board of Directors approved the amendment of our 2004 Non-Qualified Stock Option Plan (“The Amended Plan”) to increase the authorized shares to be issued under The Amended Plan from 7,000,000 shares to 25,000,000 shares. All other terms of the plan remain the same as previously amended and restated and filed with the Securities and Exchange Commission (“SEC”) on July 22, 2009.

A total of 20,000,000 shares of common stock were registered pursuant to a registration statement on Form S-8 as filed on December 16, 2013 for the future issuances of common stock and common stock options to eligible officers and other employees and directors of and consultants and advisors to the Company.

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Item 3.02 Unregistered Sales of Equity Securities

Securities Purchase Agreement

On December 3, 2013, pursuant to private placement exemptions under Section 4(2) of the Securities Act of 1933, Players Network (the “Company”), completed the sale of 8,500,000 units of securities (each, a “Unit”) of the Company to Lyle A. Berman Irrevocable Trust, at a price of $0.02 per Unit. Each Unit consists of one share of common stock (“Common Share”) and one Callable Common Share purchase warrant (“Warrant”). Unit holders may exercise each Warrant into one additional restricted Common Share subject to resale under Rule 144, at an exercise price of $0.04 per share, at any time until December 2, 2023. The Company received total aggregate gross proceeds of $170,000 in the sale. The warrants are callable as follows:

The Company retains the right to mandate the Holder of this warrant to exercise the purchase of all unexercised warrants granted hereunder at the exercise price of $0.04 (the “Warrant Price”) in 1,000,000 shares increments at any time after the first 180 days and the market trading bid price of the Company shares maintains a level over $0.10 per share continuously for any successive trading 30 days during the exercise period. During any 30-day period, there must be at least 1,000,000 shares traded otherwise warrants cannot be called, holder can only be asked to exercise 1,000,000 shares every 30 days.

The Company plans to use the proceeds of the sale for: (i) settlement of certain outstanding convertible debentures; (ii) payment of outstanding trade payable; (iii) salaries and wages; and (iv) the hiring of a sales team to market our completed web based technology platform.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

4.1	Amended and Restated 2004 Non-Qualified Stock Option Plan (incorporated by reference as Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on December 16, 2013)

4.2*	Subscription Agreement dated December 3, 2013

4.3*	Warrant Agreement dated December 3, 2013

10.1*	Standstill Agreement with JMJ Financial dated November 22, 2013

10.2*	Asher Enterprises confirmation of satisfaction of debt letter dated December 2, 2013 – Asher Note #6

10.3*	Asher Enterprises confirmation of satisfaction of debt letter dated December 16, 2013 – Asher Note #7

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYERS NETWORK

Date: December 18, 2013	By:	/s/ Mark Bradley
Mark Bradley,
Chief Executive Officer

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